Exhibit (e)(21)

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

BERT VLADIMIR, Individually and On Behalf Of All Others Similarly Situated,	Index No. 650163-2007

Plaintiff
vs.
CORRECTED NOTICE OF
BIOENVISION INC., CHRISTOPHER B. WOOD, MICHAEL G. KAUFFMAN,	MOTION FOR EXPEDITED DISCOVERY
THOMAS SCOTT NELSON, STEVEN A. ELMS, ANDREW SCHIFF and JOSEPH P. COOPER,

Defendants.

PLEASE TAKE NOTICE, that upon the pleadings, the Memorandum of Law, the Affirmation of Robert I. Harwood, Esq., and the accompanying proceedings heretofore had herein, the pIaintiff, Bert Vladimir, through his undersigned counsel, will move this Court, at the Courthouse, located at 60 Centre Street, Motion Support Office, Room 130, New York, New York 10007, on the 2nd day of July, 2007 at 9:30 a.m. of that day, or as soon thereafter as counsel can be heard, for an Order expediting party and non-party discovery as follows:

a)              Requiring defendants to produce all documents responsive to plaintiff’s Document Requests, attached hereto as Exhibit A, no later than five (5) days after service of the demand on defendants or their counsel. All responsive documents shall be produced unless a claim of privilege is asserted.

b)             Requiring defendants to provide responses to plaintiff’s First Set of Interrogatories Propounded to Defendants, attached hereto as Exhibit B, no later than five (5) days after service of the interrogatories on defendants or their counsel.

c)              Permitting non-party discovery to be served immediately on UBS Securities LLC (“UBS”), the financial advisors to Bioenvision Inc. (“Bioenvision”) in the proposed merger between Bioenvision and Genzyme Corporation scheduled to close in July 2007. Plaintiff seeks an-Order requiring this third-party to produce responsive documents to Plaintiff’s Subpoena Duces Tecum, attached hereto as Exhibit C, no later than five (5) days from service on UBS or their counsel.

Dated: June 25, 2007

Respectfully submitted,

By:	/s/ Robert I. Harwood
Robert I. Harwood Jeffrey M. Norton HARWOOD FEFFER LLP
488 Madison Avenue
New York, NY 10022 Telephone: (212) 935-7400 Facsimile: (212) 753-3630

SQUITIERI & FEARON, LLP
Lee Squitieri 32 East 57th Street
12th Floor
New York, NY 10022 Tel: (212) 421-6492 Fax: (212) 421-6553

Counsel for Plaintiff